Exhibit 5.1
                                   -----------


                        KANTROW, SPAHT, WEAVER & BLITZER
                        (A Professional Law Corporation)
                                Attorneys at Law
                             Suite 300 - City Plaza
                               445 North Boulevard
                              Post Office Box 2997
                        Baton Rouge, Louisiana 70821-2997
                            Telephone (504) 383-4703
                               FAX (504) 343-0637


                               September 23, 1997


The Shaw Group Inc.
11100 Mead Road
Baton Rouge, LA  70816

         Re:      The Shaw Group Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to The Shaw Group Inc. (the "Company") in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission covering 50,000 shares of the Company's no par value per share common stock (the "Common Stock") reserved for issuance under the Company's 1996 Non-Employee Director Stock Option Plan (the "Plan").

         We have examined the originals, or copies certified and otherwise identified to our satisfaction, of the Plan, the Company's Articles of Incorporation, as restated, its By-Laws, as amended and restated, resolutions of its Board of Directors, or Committees of the Board of Directors, and such other documents and corporate records as we have deemed necessary as the basis for the opinions expressed herein. Based upon and subject to the foregoing and in reliance thereon, and subject to the qualifications, limitations and assumptions set forth herein and after examination of such matters of law as we deemed applicable or relevant hereto, it is our opinion that:

     1. The Company has been duly incorporated under the laws of the State of Louisiana and is validly existing and in good standing under the laws of that State; and

     2. The 50,000 shares of the Company's Common Stock covered by the Registration Statement have been duly authorized and, when duly issued in accordance with the terms of the Plan, and delivered as


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           provided  therein,  will be validly  issued,  fully paid,  and non-assessable.

         We have relied for purposes of the opinion set forth in Paragraph 1 with respect to the valid existence and good standing of the Company, solely upon a Certificate of Good Standing issued by the Secretary of State of Louisiana dated September 22, 1997.

         We hereby expressly consent to the reference to our firm in the Registration Statement under the caption "Interests of Named Experts and Counsel," to the inclusion of this opinion as an exhibit to the Registration Statement and to the filing of this opinion with any appropriate governmental agency.

Very truly yours,


/s/ Kantrow, Spaht, Weaver & Blitzer
    (A Professional Law Corporation)
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KANTROW, SPAHT, WEAVER & BLITZER
(A PROFESSIONAL LAW CORPORATION)